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                                                                   EXHIBIT 23.03

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the Precise Software Solutions Ltd. 1995 Share Option and Incentive Plan, Precise Software Solutions Ltd. Amended and Restated 1998 Share Option and Incentive Plan, and Precise Software Solutions Ltd. Stock Option Plan (f/k/a Savant Corporation Stock Option Plan) as assumed by VERITAS Software Corporation, of our report dated January 23, 2001, except for Note 20, insofar as it relates to the year 2000, as to which the date is March 14, 2003, with respect to the consolidated financial statements (as restated) and schedule of VERITAS Software Corporation for the year ended December 31, 2000, included in the Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

San Jose, California
July 1, 2003